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Exhibit 99.2

HOENIG GROUP INC.

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

TABLE OF CONTENTS

PAGE
Statements of Financial Condition June 30, 2002 (Unaudited) and December 31, 2001 (As Restated)	2
Statements of Income (Unaudited) For the three and six months ended June 30, 2001 and 2002	3
Statements of Comprehensive Income (Unaudited) For the three and six months ended June 30, 2001 and 2002	4
Statements of Cash Flows (Unaudited) For the six-month periods ended June 30, 2001 and 2002	5
Notes to Unaudited Consolidated Financial Statements	6 - 10

HOENIG GROUP INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2002	December 31, 2001
	(Unaudited)	(As Restated)
ASSETS
Cash and equivalents	$37,518,497	$34,919,941
U.S. Government obligations, at market value	14,565,674	14,684,092
Receivables from correspondent brokers and dealers	10,222,619	21,729,344
Receivables from customers	8,839,102	6,108,046
Equipment, furniture and leasehold improvements, net of accumulated depreciation and amortization	1,952,480	1,894,202
Securities owned, at market value	—	614,178
Exchange memberships, at cost	1,026,336	1,038,216
Investment in limited partnerships	—	1,499,576
Deferred taxes receivable	3,555,546	3,616,324
Deferred research/services expense	4,527,008	3,157,953
Other assets	2,942,490	3,520,391
Net assets of discontinued operations	—	4,025,403

Total Assets	$85,149,752	$96,807,666

LIABILITIES and STOCKHOLDERS' EQUITY
LIABILITIES
Accrued research/services payable	$9,816,287	$9,750,685
Accrued compensation	4,751,146	10,175,967
Payable to brokers and dealers	9,052,141	6,462,299
Payable to customers	6,695,523	15,056,531
Accrued expenses	2,376,769	1,537,034
Bank loan payable	—	4,080
Securities sold, not yet purchased	137,751	—
Other liabilities	1,523,965	1,801,598

Total Liabilities	34,353,582	44,788,194

STOCKHOLDERS' EQUITY
Common stock $0.01 par value per share; Voting—authorized 40,000,000 shares, issued—10,930,450 shares in 2002 and 2001	109,305	109,305
Additional paid in capital	29,043,386	28,761,350
Accumulated other comprehensive loss	(108,402)	(214,493)
Retained earnings	42,628,465	44,601,014

	71,672,754	73,257,176
Less restricted stock	(150,000)	(225,000)
Less treasury stock at cost—2,945,133 shares in 2002 and 3,037,133 shares in 2001, respectively	(20,726,584)	(21,012,704)

Total Stockholders' Equity	50,796,170	52,019,472

Total Liabilities and Stockholders' Equity	$85,149,752	$96,807,666

See Notes to Unaudited Consolidated Financial Statements

HOENIG GROUP INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Operating Revenues
Gross commissions	$25,439,419	$23,361,596	$50,320,016	$45,673,768
Other	112,379	126,687	227,250	253,638

Total operating revenues	25,551,798	23,488,283	50,547,266	45,927,406
Expenses
Clearing, floor brokerage and exchange charges	2,836,105	2,590,510	5,654,582	5,159,716
Employee compensation	5,117,431	4,865,582	10,090,516	9,587,849
Independent research and other services	14,059,251	11,474,965	27,706,064	23,047,939
Loss including expenses from Hoenig & Company Limited	7,691,746	—	7,691,746	—
Other	4,005,625	2,940,694	6,404,067	5,368,734

Total expenses	33,710,158	21,871,751	57,546,975	43,164,238
Operating (Loss) Income	(8,158,360)	1,616,532	(6,999,709)	2,763,168
Investment Income (Loss) and Other From Continuing Operations
Interest and dividends	259,761	486,433	502,758	1,285,715
Write-off of investment in convertible notes	—	—	—	(9,292,407)
Other	36,123	820,215	6,442	1,655,805

Net investment income (loss) and other from continuing operations	295,884	1,306,648	509,200	(6,350,887)
(Loss) Income Before Income Taxes From Continuing Operations	(7,862,476)	2,923,180	(6,490,509)	(3,587,719)
(Benefit) provision for income taxes from continuing operations	(967,173)	1,130,795	436,777	(1,593,948)

Net (loss) income from continuing operations	(6,895,303)	1,792,385	(6,053,732)	(1,993,771)

Discontinued Operations
Income from discontinued operations, net of tax	16,568	357,527	168,215	672,454
Gain on asset sales from discontinued operations, net of tax	1,220,189	—	3,912,968	—

Net income from discontinued operations	1,236,757	357,527	4,081,183	672,454

Net (loss) income	$(5,658,546)	$2,149,912	$(1,972,549)	$(1,321,317)

Net (Loss) Income Per Share
Basic
(Loss) income from continuing operations	$(0.87)	$0.23	$(0.76)	$(0.25)
Income from discontinued operations	0.16	0.04	0.51	0.08

Net (loss) income per share basic	$(0.71)	$0.27	$(0.25)	$(0.17)

Diluted
(Loss) income from continuing operations	$(0.87)	$0.20	$(0.76)	$(0.25)
Income from discontinued operations	0.16	0.04	0.51	0.08

Net (loss) income per share diluted	$(0.71)	$0.24	$(0.25)	$(0.17)

See Notes to Unaudited Consolidated Financial Statements

HOENIG GROUP INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Net (loss) income	$(5,658,546)	$2,149,912	$(1,972,549)	$(1,321,317)

Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	245,373	(9,864)	173,518	(181,254)
Tax expense (benefit)	91,138	(3,459)	67,427	(73,046)

Other comprehensive income (loss)	154,235	(6,405)	106,091	(108,208)

Comprehensive (loss) income	$(5,504,311)	$2,143,507	$(1,866,458)	$(1,429,525)

See Notes to Unaudited Consolidated Financial Statements

HOENIG GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2002	2001
Cash flows from operating activities:
Net loss from continuing operations	$(6,053,732)	$(1,993,771)
Adjustments to reconcile net loss to net cash used in operating activities of continuing operations:
Depreciation and amortization	489,418	656,933
Loss on disposal of fixed assets	19,002	—
Foreign currency translation adjustment	106,091	(108,208)
Issuance of restricted stock	75,000	75,000
Investment in convertible notes	—	7,944,273
Changes in operating assets and liabilities:
Securities owned, net	137,751	(744,387)
Receivable from correspondent brokers and dealers	11,506,725	(7,233,746)
Receivable from customers	(2,731,056)	2,250,839
Payable to customers	(8,361,008)	7,227,138
Deferred research/services expense	(1,369,055)	(1,274,203)
Other assets	577,901	(1,957,369)
Payable to brokers and dealers	2,589,842	(1,624,049)
Accrued research/services payable	65,602	1,808,901
Accrued compensation	(5,424,821)	(5,490,882)
Accrued expenses	839,735	(178,243)
Other liabilities	(277,633)	(1,876,350)
Taxes receivable	60,778	—

Net cash used in operating activities of continuing operations	(7,749,460)	(2,518,124)

Cash flows from investing activities:
Gain on asset sales from discontinued operations	3,912,968	—
Investment in U.S. Government obligations	118,418	(75,094)
Investment in limited partnerships	1,499,576	(83,012)
Investment in securities	614,178	(397,347)
Purchases of equipment, furniture and leasehold improvements	(554,820)	(430,790)

Net cash provided by (used in) investing activities of continuing operations	5,590,320	(986,243)

Cash flows from financing activities:
Issuance of treasury stock	568,158	34,650
Treasury stock purchased	—	(132,034)
Issuance of common stock	—	148,962
Short-term bank loan payable	(4,080)	—

Net cash provided by financing activities of continuing operations	564,078	51,578

Net cash provided by discontinued operations	4,193,618	2,500,001

Net increase (decrease) in cash and equivalents	2,598,556	(952,788)
Cash and equivalents beginning of period	34,919,941	28,539,773

Cash and equivalents end of period	$37,518,497	$27,586,985

Supplemental disclosure of cash flow information:
Interest paid	$157,363	$130,002

Taxes paid	$1,851,745	$2,618,858

See Notes to Unaudited Consolidated Financial Statements

Hoenig Group Inc.

Notes to Unaudited Consolidated Financial Statements

Note 1—Basis of Presentation

        In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position of Hoenig Group Inc. (the "Company") as of June 30, 2002 and December 31, 2001 and its results of operations, changes in comprehensive income and cash flows for the three and six months ended June 30, 2002 and 2001. The consolidated financial statements included herein have been prepared by the Company without independent audit. Certain information normally included in the consolidated financial statements and related notes prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

        Between January 31, 2002 and April 26, 2002, the Company completed the sale of Axe-Houghton Associates, Inc. ("Axe Houghton") in three separate transactions. The operations of Axe-Houghton are presented as discontinued in the accompanying consolidated financial statements. The presentation of the discontinued operations in the accompanying consolidated financial statements might differ from the presentation in the Company's report on Form 10-Q for the quarter ended June 30, 2002 filed on August 14, 2002. Additional information about the discontinued operations is presented in Note 3 to these consolidated financial statements.

Note 2—Net Capital and Reserve Requirements

        Hoenig & Co., Inc. ("Hoenig"), the Company's principal operating subsidiary, is subject to the Uniform Net Capital Rule (Rule 15c3-1), which requires that Hoenig maintain net capital of the greater of $250,000 or one-fifteenth of aggregate indebtedness. At June 30, 2002, Hoenig's minimum required net capital was approximately $988,000, its net capital ratio was 104 to 1, and its actual net capital was approximately $14,188,000, which was approximately $13,200,000 in excess of regulatory requirements. Hoenig & Company Limited ("Limited") is required to maintain financial resources of at least 110% of its capital requirement (as defined). Limited's financial resources requirement at June 30, 2002 was approximately £1,064,000 ($1,629,000); it had eligible capital of approximately £2,576,000 ($3,944,000), and excess financial resources at such date of approximately £1,512,000 ($2,315,000). Hoenig (Far East) Limited ("Far East") is required to maintain liquid capital of the greater of HK$3,000,000 ($375,000) or 5% of average quarterly total liabilities. Far East's required liquid capital was approximately HK$17,909,000 ($2,239,000) at June 30, 2002, and it had actual liquid capital of approximately HK$71,381,000 ($8,923,000) and excess liquid capital of approximately HK$53,472,000 ($6,684,000).

        The Company is subject to regulation covering virtually all aspects of its business. It is subject to extensive regulation under U.S. Federal and state law and by certain self-regulatory bodies, including the New York Stock Exchange ("NYSE") and various other stock exchanges, the U.S. Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers Regulation, Inc. ("NASDR") and several foreign securities exchanges and regulatory bodies, including the Financial Services Authority in the United Kingdom and the Securities and Futures Commission in Hong Kong. In the normal course of business, the Company is subject to inquiries and regulatory examinations by many of these regulatory authorities.

Note 3—Discontinued Operations

        The Company has sold Axe-Houghton its wholly-owned asset management subsidiary, in three separate transactions. The first transaction, which was completed on January 31, 2002, involved the sale of Axe-Houghton's Core International ADR and Domestic Equity Index institutional investment management businesses to The Bank of New York. The Company received $5.4 million from this sale, recognizing a gain of $2.7 million, net of taxes and expenses.

        The second and third transactions to sell the remaining businesses of Axe-Houghton were announced on February 12, 2002. The second transaction was completed on March 28, 2002 and involved the sale of Axe-Houghton's Value and Balanced Equity institutional investment management businesses to Byram Capital Management LLC ("Byram"). The Company received $0.1 million in the first quarter 2002 and recognized a gain of $0.05 million net of taxes and expenses from the sale to Byram. The third transaction involved the sale of all of the stock of Axe-Houghton, together with the remaining Small Capitalization Growth Equity institutional investment management businesses, to Axe Holding Corp., an entity formed by the principals of Palisade Capital Management LLC, a privately-owned registered investment adviser. The third transaction was completed on April 26, 2002. Two executives of Axe-Houghton responsible for managing the Small Capitalization Growth Equity-related disciplines received equity in the continuing business after the sale of Axe-Houghton to the Palisade Capital Management group, and no additional payments were made to them by Axe-Houghton or the Company in connection with the sale. The Company received $3.2 million in proceeds from this sale and recognized a gain of $1.2 million, net of taxes and expenses, in the second quarter 2002.

        The operations of Axe-Houghton are presented as discontinued in the accompanying financial statements.

Note 4—Investments in Limited Partnerships

        The Company maintained an investment in an unaffiliated multi-manager, market-neutral limited partnership, which investment was liquidated during the first quarter 2002. The investment was $1.5 million at December 31, 2001 and at the time it was liquidated.

Note 5—Securities Received in Foreign Securities Exchanges

        In June 2000, the Company received 805,000 shares of common stock of Hong Stock Kong Exchanges and Clearing Limited (the Hong Kong shares) in connection with its ownership of a seat on The Stock Exchange of Hong Kong. In July 2000, the Company received 100,000 shares of common stock of the London Stock Exchange (the London shares) in connection with its ownership of a seat on the London Stock Exchange. At December 31, 2000, the Company owned 177,000 Hong Kong shares and 100,000 London shares. In July 2001, the London shares split 10 for 1. As of December 31, 2001, the Company owned 99,945 London shares. All of the remaining Hong Kong shares were sold during 2001, and the remaining London shares, valued at $0.6 million, were sold during the first quarter 2002.

        The value of the London shares, which were accounted for at fair market value, was $614,178 at December 31, 2001, and is included in securities owned in the Consolidated Statements of Financial Condition.

Note 6—Earnings Per Share

        The following table presents the computations and diluted earnings per share for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2002(1)	2001	2002(1)	2001(1)
Net (loss) income from continuing operations	$(6,895,303)	$1,792,385	$(6,053,732)	$(1,993,771)
Net income from discontinued operations	1,236,757	357,527	4,081,183	672,454

Net (loss) income available to common stockholders	(5,658,546)	2,149,912	(1,972,549)	(1,321,317)

Weighted average shares outstanding	7,945,603	7,903,829	7,925,055	7,905,304
Effect of dilutive instruments Employee stock awards	—	1,054,943	—	—

Total weighted average dilutive shares	7,945,603	8,958,772	7,925,055	7,905,304
Basic (loss) earnings per share
(Loss) income from continuing operations	$(0.87)	$0.23	$(0.76)	$(0.25)
Income from discontinued operations	0.16	0.04	0.51	0.08

Net (loss) income per share basic	$(0.71)	$0.27	$(0.25)	$(0.17)

Diluted (loss) earnings per share
(Loss) income from continuing operations	$(0.87)	$0.20	$(0.76)	$(0.25)
Income from discontinued operations	0.16	0.04	0.51	0.08

Net (loss) income per share diluted	$(0.71)	$0.24	$(0.25)	$(0.17)

(1)
In computing earnings per share resulting in a net loss, common stock equivalents are not included in the calculation as it would result in anti-dilution.

Note 7—Segment Reporting

        The FASB has issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," to assist financial statement users in assessing the performance of an enterprise and its prospects for future cash flows, and to make informed decisions about the enterprise. The Company had two reportable operating segments during the periods presented: domestic brokerage and international brokerage. The Company's brokerage segments provide independent third-party and proprietary research, global securities brokerage and other services primarily to institutional clients from its domestic (United States) and international (United Kingdom and Hong Kong) brokerage operations. In attributing commission revenues to its brokerage segments, the Company primarily relies on the geographic location of the customer.

        The accounting policies related to the Company's two brokerage segments are the same as those described in Note 2 of the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The Company evaluates performance based upon operating income or loss, not including interest and investment income, as well as certain allocations of intercompany expenses. The Company does not allocate certain corporate assets (goodwill and certain fixed assets) to its reportable segments.

        The Company sold Axe-Houghton, its asset management operations, in three separate transactions which were completed between January 31, 2002 and April 26, 2002. The operations of Axe-Houghton are reflected as discontinued operations in the table below.

        The following table illustrates significant financial data for each reportable segment and discontinued operations for the periods indicated:

Three Months Ended June 30, 2002	Domestic Brokerage	International Brokerage	Total	Discontinued Operations
Revenues from external customers	$21,795,659	3,756,139	25,551,798	286,576
Segment operating income (loss)	1,970,877	(7,567,052)	(5,596,175)	27,768
Segment assets	33,850,517	31,995,647	65,846,164	—
Three Months Ended June 30, 2001	Domestic Brokerage	International Brokerage	Total	Discontinued Operations
Revenues from external customers	$20,431,948	3,056,335	23,488,283	1,983,687
Segment operating income (loss)	2,878,105	(154,485)	2,723,620	602,143
Segment assets	34,503,814	42,304,468	76,808,282	4,744,709
Six Months Ended June 30, 2002	Domestic Brokerage	International Brokerage	Total	Discontinued Operations
Revenues from external customers	$43,134,263	7,413,003	50,547,266	1,655,079
Segment operating income (loss)	3,920,497	(7,435,835)	(3,515,338)	261,301
Six Months Ended June 30, 2001	Domestic Brokerage	International Brokerage	Total	Discontinued Operations
Revenues from external customers	$40,162,764	5,764,642	45,927,406	4,043,756
Segment operating income (loss)	5,119,745	(342,510)	4,777,235	1,152,150

        Information for the Company's reportable segments as it relates to the consolidated totals is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Operating Revenues:
Domestic brokerage	$21,795,659	$20,431,948	$43,134,263	$40,162,764
International brokerage	3,756,139	3,056,335	7,413,003	5,764,642

Total operating revenues	$25,551,798	$23,488,283	$50,547,266	$45,927,406

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Operating Income (Loss):
Domestic brokerage	$1,970,877	$2,878,105	$3,920,497	$5,119,745
International brokerage	(7,567,052)	(154,485)	(7,435,835)	(342,510)
General corporate	(2,562,185)	(1,107,088)	(3,484,371)	(2,014,067)

Total operating (loss) income	(8,158,360)	1,616,532	(6,999,709)	(2,763,168)
Net investment income (loss) and other	295,884	1,306,648	509,200	(6,350,887)

(Loss) income before income taxes from continuing operations	$(7,862,476)	$2,923,180	$(6,490,509)	$(3,587,719)

Note 8—Loss at Limited

        On May 9, 2002, the Company announced that a former employee of Hoenig & Company Limited ("Limited") had engaged in unauthorized trading in foreign securities while employed by Limited, in violation of Limited's policies and procedures. Limited incurred a pre-tax loss of approximately $7.1 million plus approximately $0.6 million of related expenses from the unauthorized trading which took place beginning in mid-April 2002. Notwithstanding the loss, Limited is in compliance with all regulatory capital requirements.

        The Company continues to pursue claims against insurers and others relating to the $7.1 million loss and the unauthorized trading. While the Company believes that it has meritorious claims, there can be no assurance that these claims will result in any recovery.

Note 9—Sale of Hoenig Group

        On February 28, 2002, the Company announced that it had signed a merger agreement providing for Investment Technology Group, Inc. ("ITG") to acquire Hoenig Group Inc. for approximately $115.0 million, or $12.55 per share, subject to, among other things, obtaining stockholder approval and the approval of regulatory authorities and satisfaction of customary closing conditions.

        On May 9, 2002, the Company announced that a former employee of Limited had engaged in unauthorized equity securities trading while employed by Limited, in violation of Limited's policies and procedures. The Company advised ITG that Limited incurred a loss of approximately $7.1 million from the unauthorized trading.

        On July 2, 2002, the Company announced that the terms of the proposed acquisition had been revised to adjust the cash consideration to approximately $105.0 million.

        On September 3, 2002, ITG completed the acquisition of the Company. Under the revised terms of the agreement dated July 2, 2002, the Company's stockholders received approximately $105.0 million, or $11.58 per share, of which approximately $2.4 million, or $0.23 per share, have been placed into an escrow account. Such escrow requirement relates to the pursuit, on behalf of Hoenig Group Inc. shareholders, of certain insurance and other claims in connection with the loss announced by the Company on May 9, 2002.

        As of June 30, 2002, the Company had incurred $1.2 million ($0.7 million after taxes) in legal, investment banking and other professional fees and expenses related to the sale to ITG.

QuickLinks

  Exhibit 99.2
HOENIG GROUP INC. CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) TABLE OF CONTENTS
HOENIG GROUP INC. CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
HOENIG GROUP INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
HOENIG GROUP INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
HOENIG GROUP INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
Hoenig Group Inc. Notes to Unaudited Consolidated Financial Statements